QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SatCon Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Tuesday, June 9, 2009 at 10:00 a.m. at the offices of Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, to consider and act upon the following matters:

  1.
  To elect three (3) Class III directors for the ensuing three years;

  2.
  To ratify the selection of Vitale, Caturano & Company, P.C. (to be known as Caturano and Company, P.C. effective May 1, 2009) as independent public accountants for the Corporation for the fiscal year ending December 31, 2009; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 22, 2009 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's Common Stock.

        We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Daniel E. Gladkowski Secretary

Boston, Massachusetts
April 30, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2009:

The Proxy Statement and 2008 Annual Report to Stockholders are available at http://investor.satcon.com/financials.cfm

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

PROXY STATEMENT

for the 2009 Annual Meeting of Stockholders
to be held on Tuesday, June 9, 2009

        The enclosed Proxy is solicited by the Board of Directors (the "Board") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 9, 2009 at 10:00 a.m. at the offices of Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, and at any adjournment or adjournments thereof.

        All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

        The Corporation's Annual Report to Stockholders for the year ended December 31, 2008 ("2008") is being mailed to stockholders with the mailing of these proxy materials on or about April 30, 2009.

        A copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department, Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400.

Voting Securities and Votes Required

        Stockholders of record at the close of business on April 22, 2009 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. The Corporation's voting stock is its Common Stock, of which 51,549,472 shares were issued and outstanding as of April 22, 2009, and its Series C convertible preferred stock ("Series C Preferred Stock") (which votes in accordance with a formula set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock), of which 25,000 shares were issued and outstanding as of April 22, 2009. These shares of Series C Preferred Stock currently represent 17,361,111 votes in the aggregate. The Series C Preferred Stock votes with the Common Stock as a single class.

        Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. Each holder of Series C Preferred Stock is entitled to approximately 694.44 votes for each share of Series C Preferred Stock held by that stockholder. The representation in person or by Proxy of at least a majority of the shares of capital stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting and voting on such other matters.

        Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will not be considered as voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the votes cast, or the ratification of the Corporation's independent public accountants, which requires an affirmative vote of a majority of the shares of capital stock present or represented by Proxy and voting on the matter.

        Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Corporation's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The Corporation will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department, Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Corporation at the above address and phone number.

Directions to Satcon Technology Corporation

      27 Drydock Avenue
      Boston, Massachusetts 02210
      Sixth floor

Parking is available in the parking garage, adjacent to The Boston Design Center and The Black Falcon Cruise Ship Terminal, which is located at the beginning of the Drydock building.

The Marine Industrial Park is a section of Boston's Seaport District. Three main roads (Seaport Boulevard, Congress Street and Summer Street), running parallel to each other, traverse the Seaport District. Drydock Avenue may be reached using any one of these three main streets.

From the South
Proceed on North 93/Route 3 and take Exit 20-Logan Airport/South Boston. Take Detour-South Station via Frontage Road. Enter Tunnel—Bear right—Take 90 East/Logan Airport. Within the tunnel take South Boston exit. Exiting the tunnel, bear right at the lights onto D Street. Take a right at the next stoplight (at this intersection there is a new blue-glass building immediately in front of you at the corner of 610 Congress Street). This will take you in the direction of the new convention center (BCEC). At the second set of lights take a left onto Summer Street. Follow signs to Boston Design

Center. At the next light, take a left into The Marine Industrial Park. 0.25 miles from the entrance is the parking garage. Satcon is located at the far end of the building at 27 Drydock Ave., 6th floor.

From the North-Route 93
Take 93 South into the tunnel. Take Purchase Street exit. When exiting the tunnel take an immediate left onto Seaport Boulevard. The Seaport Hotel will be on your right. Proceed thru rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, Satcon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the North-Route 1
Take Route 1 South. Take Route 60 at Revere Circle off of Route 1. Follow Route 60 then take Route 1A and follow signs to Logan Airport & Ted Williams Tunnel. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, Satcon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the West
From the Massachusetts Turnpike, Route 90, take exit 25-South Station. Keep left at the fork in the ramp. Turn right onto Congress Street. Turn slight right onto D Street. Turn left onto Summer Street. Turn left onto Drydock Avenue in Marine Industrial Park. Upon parking in the garage, Satcon's facility is located at the opposite end of the long Drydock building at 27 Drydock Ave., 6th floor.

From the Airport
Upon exiting the Airport take the Boston/Ted Williams Tunnel exit. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, Satcon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2009, certain information concerning the beneficial ownership of the Common Stock and the Series C Preferred Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Common Stock or the Series C Preferred Stock; (ii) each of the Corporation's named executive officers (as defined in "Compensation of Executive Officers and Directors") and directors and (iii) all executive officers and directors as a group.

        The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 31, 2009 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(5)		Percentage of Common Stock Beneficially Owned(2)	Number of Shares of Series C Preferred Stock Beneficially Owned		Percentage of Series C Preferred Stock Beneficially Owned
5% Stockholders
RockPort Capital Partners II, L.P. 160 Federal Street, 18th Floor Boston, MA 02110	26,302,489	(3)	33.8%	15,000	(3)	60%
NGP Energy Technology Partners, L.P. 1700 K Street NW, Suite 750 Washington, D.C. 20006	17,534,993	(4)	25.4%	10,000	(4)	40%
Jeffrey L. Gendell(6) Tontine Overseas Associates, L.L.C. Tontine Capital Partners, L.P. Tontine Capital Management, L.L.C. 55 Railroad Avenue Greenwich, CT 06830	3,778,512		7.3%
Directors and Named Executive Officers
Charles S. Rhoades	1,199,005		2.3%
Daniel E. Gladkowski	182,928		*
Leo F. Casey	232,034		*
David E. O'Neil(7)	230,284		*
William J. O'Donnell(7)	289,037		*
David B. Eisenhaure	3,263,964		6.0%
John M. Carroll	226,000		*
Daniel R. Dwight	81,000		*
James L. Kirtley, Jr.	119,137		*
David J. Prend	26,343,490	(3)	33.8%	15,000	(3)	60%
Philip J. Deutch	17,570,994	(4)	25.4%	10,000	(4)	40%
Robert G. Schoenberger	35,000		*

All executive officers and directors as a group (twelve persons)	49,328,552		48.6%	25,000		100%

*
Less than 1%

(1)
The address for all executive officers and directors, other than Messrs. Prend and Deutch, is c/o Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210. The address for Mr. Prend is c/o RockPort Capital Partners II, L.P., 160 Federal Street, 18th Floor, Boston, MA 02110. The address for Mr. Deutch is c/o NGP Energy Technology Partners, L.P., 1700 K Street NW, Suite 750, Washington, D.C. 20006.

(2)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 51,549,472 shares of Common Stock outstanding as of March 31, 2009 plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after March 31, 2009.

(3)
The Common Stock number includes (i) 14,423,076 shares of Common Stock issuable upon conversion of 15,000 shares of Series C convertible Preferred Stock and (ii) 11,879,413 shares of Common Stock issuable upon the exercise of warrants, which preferred stock and warrants are directly owned by RockPort Capital Partners II, L.P. These securities may be deemed to be beneficially owned by RockPort Capital II, LLC ("RockPort LLC"), and Alexander Ellis III, Janet B. James, William E. James, Charles J. McDermott, Stoddard M. Wilson and David J. Prend (the "Members"). RockPort LLC is the general partner of RockPort Capital Partners II, L.P. ("RockPort"). Each of the Members are managing members of RockPort LLC. Each of RockPort LLC and the Members (the "Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C convertible preferred stock in November 2007, RockPort was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Prend was RockPort's designee and, accordingly, was appointed to the Board effective upon consummation of the first closing and serves as a member of the Corporate Governance and Nominating Committee and the Compensation Committee.

(4)
The Common Stock number includes (i) 9,615,384 shares of Common Stock issuable upon conversion of 10,000 shares of Series C convertible Preferred Stock and (ii) 7,919,609 shares of Common Stock issuable upon the exercise of warrants, which preferred stock and warrants are directly owned by NGP Energy Technology Partners, L.P. NGP ETP, L.L.C. ("NGP GP") is the general partner of NGP Energy Technology Partners, L.P. ("NGP Energy Tech"). Energy Technology Partners, L.L.C. ("ETP") is the manager of NGP GP. Philip J. Deutch ("Mr. Deutch") is the manager of ETP. Each of NGP GP, ETP and Mr. Deutch (the "Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this response shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C convertible preferred stock in November 2007, NGP Energy Tech was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Deutch was NGP Energy Tech's designee and, accordingly, was appointed to the Board effective upon consummation of the first closing and serves as a member of the Compensation Committee.

(5)
Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after March 31, 2009 are as follows:

Directors and Named Officers	Vested Options
Mr. Rhoades:	1,199,005
Dr. Gladkowski:	143,500
Mr. Casey:	170,000
Mr. O'Neil	180,000
Mr. O'Donnell	240,000
Mr. Eisenhaure:	325,000
Mr. Carroll:	226,000
Mr. Deutch	36,000
Mr. Dwight:	81,000
Dr. Kirtley:	113,300
Mr. Prend	41,000
Mr. Schoenberger	35,000

All executive officers and directors as a group:	2,789,805

(6)
As reported on a Schedule 13G/A filed February 13, 2009. According to the Schedule 13G/A, Mr. Gendell is (i) the managing member of Tontine Capital Management, L.L.C. ("TCM"), which is the general partner of Tontine Capital Partners, L.P., which beneficially owns 3,113,839 shares (shared investment and voting power) and (ii) the managing member of Tontine Overseas Associates L.L.C. ("TOA"), which beneficially owns 664,673 shares (shared investment and voting power). As managing member, Mr. Gendell directs the operations of TCM and TOA.

(7)
Both Mr. O'Neil's and Mr. O'Donnell's employment terminated in 2008.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The Corporation has a classified Board of Directors consisting of three Class I directors, two Class II directors and three Class III directors. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring, unless a director is elected to a class which has a term expiring in less than three years, in which case the director will be elected for the remainder of the term of such class. The persons named in the enclosed Proxy will vote to elect, as Class III directors, Daniel R. Dwight, David J. Prend and Charles S. Rhoades, unless the Proxy is marked otherwise. Each Class III director will be elected to hold office until the 2012 Annual Meeting of Stockholders and until his successor is elected and qualified.

        If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected. The Board unanimously recommends a vote FOR the election of the nominees named below.

        For each member of the Board, including those who are nominees for election as directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies on which he serves as a director and his age and length of service as a director of the Corporation.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

        In connection with the Corporation's private placement of Series C Preferred Stock in the fourth quarter of 2007, the Corporation agreed that each purchaser in the private placement (RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P.) had the right to designate one representative to the Board upon the first closing of the private placement. Accordingly, effective upon consummation of the first closing of the private placement on November 8, 2007, the Board appointed David J. Prend, as RockPort's designee, and Philip J. Deutch, as NGP's designee, to fill vacancies existing on the Board and to serve as members, respectively, of the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Deutch serves as a Class II Director and Mr. Prend serves as a Class III Director.

        The Corporation also agreed that, effective upon the second closing of the private placement of the Series C Preferred Stock, RockPort and NGP jointly had the right to designate one additional director who is "independent" (as that term is defined in the regulations of The Nasdaq Stock Market) to serve as a director. Accordingly, effective upon the second closing of the private placement on December 20, 2007, the Board appointed Robert G. Schoenberger as the additional independent designee of RockPort and NGP. Mr. Schoenberger serves as a Class II Director.

        A majority of the members of the Board are "independent" under the rules of The Nasdaq Stock Market, Inc. The Board has determined that the following directors are independent: Messrs. Carroll, Dwight, Deutch, Prend and Schoenberger and Dr. Kirtley.

Nominees—Terms Expiring in 2012 (Class III Directors)

        Daniel R. Dwight, age 49, became a director in 2006.

        Daniel R. Dwight joined the Corporation as a director in 2006. Most recently, Mr. Dwight was the Director, President and Chief Executive Officer of Kronos Advanced Technologies, Inc., a clean technology company. Mr. Dwight served as President and Chief Executive Officer of Kronos from 2001 through 2008. Prior to joining Kronos, Mr. Dwight was a 17-year GE Company executive, including 7 years in private equity and international investing with GE Capital in Asia and 10 years in operations, manufacturing, business development and technology commercialization with GE Company's industrial businesses in North and South America, Asia and Europe. Mr. Dwight currently serves on the Board of Advisors of Varentec. Mr. Dwight has an MBA in Finance and Marketing with Honors from The University of Chicago Booth School of Business and a BS in Accounting with Honors from The University of Vermont.

        David J. Prend, age 51, became a director in 2007.

        David J. Prend joined the Corporation as a director in November 2007. Mr. Prend is a Managing General Partner of RockPort Capital Partners. Mr. Prend began his career in the energy industry as an engineer at Bechtel where he worked in the area of advanced energy technologies. From 1984-87 he worked at Amoco in the Treasurer's Department, and in the chemical and upstream oil and gas subsidiaries. He later joined Shearson Lehman in their Natural Resources Investment Banking Group where he advised companies in the energy, mining and forest products industries. In 1990 he joined Salomon Brothers where he was promoted Managing Director and headed the Global Energy Investment Banking Group. In 1998 Mr. Prend co-founded RockPort. He currently serves on the boards of Achates Power, Aspen Aerogels, Aspen Products Group, Hycrete Technologies and Solyndra. He is also a Member of the Board of Directors of the National Venture Capital Association and the Board of Trustees of Exeter Health Resources Inc. Mr. Prend received a BS in Civil Engineering from the University of California at Berkeley and an MBA from Harvard Business School.

        Charles S. Rhoades, age 48, became a director in 2008.

        Charles S. Rhoades is the Corporation's President and Chief Executive Officer and director and has served in these roles since joining the Corporation in May 2008. Prior to joining the Corporation, Mr. Rhoades was Executive Vice President and Chief Operating Officer at Advanced Energy Industries, Inc. from December 19, 2005 through December 31, 2007. Prior to that time, Mr. Rhoades served in several capacities at Advanced Energy, including Executive Vice President of Products and Operations and prior to that Senior Vice President and General Manager of Control Systems and Instrumentation. He is a graduate of the University of Illinois where he obtained both a Bachelor's of Science Degree in Physics and a Master's of Science Degree in Physics.

Current Directors—Terms Expiring in 2010 (Class I Directors)

        David B. Eisenhaure, age 63, became a director in 1985.

        David B. Eisenhaure served as the Corporation's President and Chief Executive Officer until May 2008. Mr. Eisenhaure founded the Corporation in 1985, and served as the Chairman of the Board until October 2006. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B., S.M. and an Engineer's Degree in Mechanical Engineering from the Massachusetts Institute of Technology ("MIT"). Mr. Eisenhaure previously held an academic position at MIT, serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure also serves on the board of directors of Implant Sciences Corporation.

        John M. Carroll, age 62, became a director in 2005.

        John M. Carroll joined the Corporation as a director in May 2005 and become the Chairman of the Board in October 2006. Mr. Carroll is currently Founder and Chairman of The Newgrange Company, a diversified plastics product manufacturer with operations in the United States, India and China. Prior to establishing Newgrange sixteen years ago, he was Chief Financial Officer of Leach & Garner Company and previously served as a consultant with Arthur D. Little, Inc. Mr. Carroll holds an MBA in Finance from Columbia University and is an English Chartered Accountant. He currently serves on the boards of A. W. Chesterton Company and Leach & Garner Company.

        James L. Kirtley, Jr., age 63, became a director in 1992.

        James L. Kirtley, Jr. joined the Corporation as a consultant in 1985 and became a director in 1992. From February 2000 until September 2004, Dr. Kirtley served as Vice President and Chief Scientist of the Corporation and was previously employed on a on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center beginning in 1998. Dr. Kirtley currently serves as a consultant to the Corporation. Dr. Kirtley is also a Professor of Electrical Engineering at Massachusetts Institute of Technology ("MIT") having served as a member of the MIT faculty since 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from MIT.

Current Directors—Terms Expiring in 2011 (Class II Directors)

        Philip J. Deutch, age 44, became a director in 2007.

        Philip J. Deutch joined the Corporation as a director in November 2007. Mr. Deutch is Managing Partner of NGP Energy Technology Partners, L.P., a private equity fund that invests in companies that develop energy technologies and provide technology driven products and services to the energy industry. He has served as Managing Partner of NGP Energy Technology Partners, L.P., or NGP ETP, since September 2005. Prior to forming NGP ETP, Mr. Deutch was a Managing Director at Perseus, L.L.C., a private equity fund, from October 1997 to June 2005. He is also a member of the board of directors of TPI Composites Inc., ISE Corp. and DynaPump, Inc., and is a director of the International Center for Research on Women and Capital for Children. Mr. Deutch holds a Bachelor of Arts degree from Amherst College and a J.D. degree (with distinction) from Stanford Law School.

        Robert G. Schoenberger, age 58, became a director in 2007.

        Robert G. Schoenberger joined the Corporation as a director in December 2007. Mr. Schoenberger is Chairman of the Board and Chief Executive Officer of Unitil Corp., a combined gas and electric utility serving 170,000 customers in Maine, Massachusetts and New Hampshire. Prior to his employment with Unitil in 1997, Mr. Schoenberger was President and Chief Operating Officer, from 1993 to 1997, and Executive Vice President of Finance and Administration, 1985 to 1993, of the New York Power Authority, a state-owned utility operating 6000 Mw of generation and 1400 miles of high voltage transmission. He earned a BA from La Salle University, an MA from the University of Delaware and is a graduate of the Advanced Management Program at the Harvard Business School.

Executive Officers of the Corporation

        Peter DeGraff, age 39, became an executive officer in 2008.

        Pete DeGraff is the Corporation's Vice President of Sales and Marketing and has served in this role since joining the Corporation in May 2008. Prior to joining the Corporation, Mr. DeGraff was most recently Senior director business development and product management, solar inverters at Advanced Energy. Prior to that Mr. DeGraff was Vice President of World Wide Alliances at i2Technologies, where he organized a highly successful global channel for its products and solutions. Prior to that Mr. DeGraff held positions at Sybase, Netmanage and Portera. Mr. DeGraff received his Masters in

Business Administration from San Francisco State University and a Bachelors Degree from Alma College.

        Daniel E. Gladkowski, age 59, became an executive officer in 2005.

        Daniel E. Gladkowski is the Corporation's Vice President of Administration and Human Resources and Secretary and has served in this role since March 1, 2005. Prior to assuming this position Dr. Gladkowski served as Director of Human Resources of the Corporation since 1994. Prior to joining the Corporation in 1994, Dr. Gladkowski was employed by Draper Laboratory, Inc. where he functioned in various capacities including the management of all aspects of the human resources department, as well as technical program management and division administration. In addition, he has held positions with Exxon Research & Engineering and D.P. Parker & Associates, a technical search firm. Dr. Gladkowski received his BS degree from Marietta College and the MS and Ph.D. degree in Chemistry from Cornell University. He also held a postdoctoral research position at Princeton University and has published in both the scientific and human resources arenas.

        Charles Han, age 40, became an executive officer in 2008.

        Charles Han is the Corporation's Vice President of Operations and has served in this role since joining the Corporation in October 2008. Prior to joining the Corporation, Mr. Han served as General Manager for Tyco International's Toronto operations, where he was responsible for the facility's overall operation, including budget, revenue and profit growth, and cost reduction. Mr. Han was with Tyco since 2005. Prior to his tenure at Tyco, Mr. Han held several positions in operations at Celestica Inc., a Toronto based electronic manufacturing company, as well as at Ford Motor Company, Electronics Division. Mr. Han received his Master of Science in Engineering from Purdue University and a Bachelor of Science in Electrical Engineering from the University of Toronto. He has published a thesis on Design for Manufacturability and Testability and has taught Lean Manufacturing Operations at George Brown College in Toronto.

        For additional information relating to executive officers of the Corporation, see disclosure regarding Mr. Rhoades set forth under the heading "Election of Directors."

        For information relating to shares of Common Stock owned by each of the directors and named executive officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

        The Board met 13 times during 2008. During 2008, each of the Corporation's directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Corporate Governance and Nominating Committee

        The Corporation has a standing Corporate Governance and Nominating Committee (the "Nominating Committee"). The Nominating Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. The members of the Nominating Committee are Messrs. Carroll, Dwight and Prend, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. The duties of the Nominating Committee may be summarized as follows:

  •
  Review of the Corporation's corporate governance principles, policies and practices;

  •
  Review the composition of the Board of Directors for the purpose of determining that it has the appropriate breadth of experience and expertise to ensure proper stewardship of Corporation;

  •
  Establish the criteria for selection of the Chairman, Board members and committee members;

  •
  Identify persons who meet the established criteria and are qualified to become Board members;

  •
  Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

  •
  Conduct an evaluation of the Board and management and establish a succession plan.

        The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

        At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

  •
  The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.

  •
  The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Corporation and should be willing and able to contribute positively to the decision-making process of the Corporation.

  •
  The nominee should have a commitment to understand the Corporation and its industry and to regularly attend and participate in meetings of the Board and its committees.

  •
  The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Corporation, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stakeholders.

  •
  The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Corporation's stockholders and to fulfill the responsibilities of a director.

        The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

  1.
  All stockholder recommendations for director candidates must be submitted to the Corporate Secretary at the Corporation's offices located at 27 Drydock Avenue, Boston, Massachusetts 02210, who will forward all recommendations to the Nominating Committee.

  2.
  All stockholder recommendations for director candidates must be submitted to the Corporation not less than 120 calendar days prior to the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting.

  3.
  All stockholder recommendations for director candidates must include the following information:

  •
  The name and address of record of the stockholder.

    •
    A representation that the stockholder is a record holder of the Corporation's securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    •
    The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

    •
    A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

    •
    A description of all arrangements or understandings between the stockholder and the proposed director candidate.

    •
    The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Corporation's annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

    •
    Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

        Except where the Corporation is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Nominating Committee in accordance with the Corporation's Corporate Governance Guidelines, the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees. To date, the Corporation has not paid any fees to any such search firms.

Audit Committee

        The Corporation has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. The Audit Committee currently consists of Messrs. Carroll, Dwight and Schoenberger, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors of the Corporation has determined that Mr. Dwight qualifies as an "audit committee financial expert" under applicable SEC rules. Management is responsible for the Corporation's internal controls and the financial reporting process. The Corporation's independent auditors are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee met 4 times during 2008.

        The purpose of the Audit Committee is to oversee (i) the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements and (ii) the qualifications, independence and performance of the Corporation's outside auditors. With respect to its oversight of the independent auditors, the Audit Committee is responsible for (i) appointing, evaluating, retaining and terminating the engagement of the independent auditor, (ii) taking appropriate action to oversee the independence of the independent auditor, (iii) setting the compensation of the independent auditor, (iv) pre-approving all audit and non-audit services to be provided to the Corporation by the independent auditor, and (v) resolving disagreements, if any, between management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, as appropriate, receive and consider the reports required to be made by the independent auditor regarding critical accounting policies and practices, alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, and other material written communications between the independent auditor and management. With respect to audited financial statements and other financial disclosures, the Audit Committee shall (i) review and discuss with management and the independent auditors the Corporation's audited financial statements, (ii) consider whether it will recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K and (iii) direct the independent auditor to use it best efforts to perform reviews of interim financial information and to discuss with the Audit Committee and the Chief Financial Officer (or equivalent officer) any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. In addition, the Audit Committee shall (i) coordinate the Board's oversight of the Corporation's internal control over financial reporting, disclosure controls and procedures and code of conduct, (ii) establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and (iii) review and approve any proposed related party transactions. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Compensation Committee

        The Corporation has a standing Compensation Committee. The Compensation Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. Messrs. Dwight (Chair), Deutch and Prend, each of whom is independent under the rules of The Nasdaq Stock Market, Inc., serve as the current members of the Compensation Committee. Mr. Carroll served on the Compensation Committee until March 25, 2008. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. The Compensation Committee recommends to the Board for determination the compensation arrangements for executive officers, consultants and directors of the Corporation including, but not limited to, the grant of options to purchase the Corporation's Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met 11 times during 2008.

Code of Conduct and Ethics

        The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer. A copy of the Code of Conduct and Ethics is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the SEC initial reports of ownership of the Corporation's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year.

Certain Relationships and Related Transactions

        None.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

        Set forth below is information regarding the compensation of (i) the Chief Executive Officer (ii) the former Chief Executive Officer, (iii) and our two other most highly compensated executive officers for the year ended December 31, 2008 ("fiscal 2008") who were serving as executive officers as of the end of fiscal 2008 and (iv) two additional individuals who served as executive officers during fiscal 2008 but not as of the end of fiscal 2008. Such officers are collectively referred to as the "named executive officers."

        Summary Compensation Table.    The following table sets forth information regarding the named executive officers' compensation for fiscal years 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(7)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(7),(8)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Charles S. Rhoades(1)	2008	$256,929	$—	$—	$1,105,115	$160,800	$—	$—	$1,522,844
—Chief Executive Officer and President
David B. Eisenhaure(2)	2008	$269,318	$—	$—	$—	$—	$—	$23,587	$292,905
—Former Chief Executive	2007	$304,008	$—	$25,143	$—	$13,539	$—	$23,287	$365,977
Officer and President
Leo F. Casey(3)	2008	$192,308	$—	$—	$102,658	$60,021	$—	$11,539	$366,526
—Vice President of Engineering and Chief Technolgy Officer	2007	$178,280	$—	$27,598	$18,955	$14,861	$—	$10,697	$250,391
Daniel Gladkowski	2008	$144,350	$—	$—	$65,629	$45,006	$—	$8,661	$263,646
—Vice President of Administration	2007	$135,600	$—	$10,717	$35,041	$5,771	$—	$8,136	$195,265
David E. O'Neil(4)	2008	$191,634	$100,000	$—	$162,282	$—	$—	$209,580	$663,496
—VP Finance and Treasurer	2007	$193,560	$—	$15,663	$35,041	$8,434	$—	$11,614	$264,312
William J. O'Donnell(4)	2008	$108,599	$—	$—	$163,214	$—	$—	$183,488	$455,301
—President, Satcon Applied Technology	2007	$170,111	$—	$26,389	$35,041	$14,209	$—	$10,207	$255,957

(1)
Charles S. Rhoades joined the Corporation on May 1, 2008 as the President and Chief Executive Officer.

(2)
David B.Eisenhaure ceased to be the President and Chief Executive Officer on May 1, 2008, upon the appointment of Mr. Rhoades. Upon the appointment of Mr. Rhoades to succeed Mr. Eisenhaure, his salary was then reduced from $300,000 to $250,000 per annum. Mr. Eisenhaure's employment with the Corporation terminated on March 1, 2009, but he will continue to serve in the capacity of a director of the Corporation.

(3)
Mr. Casey became an executive officer in 2008.

(4)
Both Mr. O'Neil's and Mr. O'Donnell's employment terminated in 2008. Both Mr. O'Neil and Mr. O'Donnell received severance of one year's then current base salary upon termination. The severance is to be paid out in bi-weekly equal installments over one year. The value of Mr. O'Neil's severance included in the table above was $195,780; the value of Mr. O'Donnell's severance included in the table above was $176,410. Such amounts are included under "All Other Compensation." In addition, upon the successful completion of certain strategic objectives prior to his departure the Compensation Committee awarded Mr. O'Neil a bonus in the amount of $100,000 paid in cash.

(5)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the appropriate fiscal year, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to such fiscal year. Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal 2008 filed on March 12, 2009 for the relevant assumptions used to determine the valuation of option awards. For Mr. O'Neil and Mr. O'Donnell, the value under Option Awards above includes the value calculated using a Black-Scholes Option Pricing Model of the extension of time to exercise vested options upon their respective terminations. Both Mr. O'Neil and Mr. O'Donnell had their vested options modified to allow for the exercise of these options for up to two years from their last date of employment. The standard term for options vested upon termination to be exercised is typically ninety (90) days. The value of the extension granted to Mr. O'Neil was $128,320. The value of the extension granted to Mr. O'Donnell was $146,233.

(6)
Amounts shown include for 2008 (a) matching contributions made by the Corporation to the 401 (k) Plan in the following amounts: Mr. Eisenhaure ($13,800); Mr. Casey ($11,539); Dr. Gladkowski ($8,661); Mr. O'Neil ($13,800); and Mr. O'Donnell ($7,078); (b) for Mr. Eisenhaure, $9,787 representing the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of Mr. Eisenhaure's family are the beneficiaries and (c) for Mr. O'Neil and Mr. O'Donnell, severance payments in the amount of $195,780 and $176,410, respectively. Amounts shown include for 2007 (a) matching contributions made by the Corporation to the 401(k) Plan in the following amounts: Mr. Eisenhaure ($13,500); Mr. Casey ($10,697); Dr. Gladkowski ($8,136); Mr. O'Neil ($11,614); and Mr. O'Donnell ($10,207); and (b) for Mr. Eisenhaure, $9,787 representing the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of Mr. Eisenhaure's family are the beneficiaries.

(7)
2007 stock awards and non-equity incentive plan compensation represent payouts under the 2007 Incentive Bonus Plan for Senior Management. The amount earned was based on achievement of defined performance goals for all participants. The Corporation paid 35% of the award, as determined by the Compensation Committee on March 25, 2008, in cash to cover the participant's taxes and the remainder in shares of Common Stock, as determined in accordance with the 2007 Incentive Bonus Plan. The numbers in the "Stock Awards" column above include the stock valued at $1.77, the closing price of the Common Stock on March 25, 2008, the date the Compensation Committee approved the grants. Mr. Eisenhaure earned $13,539 in cash and 14,205 shares of Common Stock, Mr. O'Neil earned $8,434 in cash and 8,849 shares of Common Stock, Mr. O'Donnell earned $14,209 in cash and 14,919 shares of Common Stock, Mr. Casey earned $14,861 in cash and 15,592 shares of Common Stock and Dr. Gladkowski earned $5,771 in cash and 6,055 shares of Common Stock. The table below reconciles the compensation expense charged to operations during fiscal 2007 compared to the valuation of the payout in cash and stock on March 25, 2008:

	Bonus Earned(a)	Shares Delivered	Value of Shares Delivered(c)	Cash Paid	Total Bonus(d)
David Eisenhaure	$25,788	14,205	$25,143	$13,539	$38,682
Leo Casey	$28,306	15,592	$27,598	$14,861	$42,459
Daniel Gladkowski	$10,922	6,055	$10,717	$5,771	$16,488
David O'Neil	$16,065	8,849	$15,663	$8,434	$24,097
William O'Donnell	$27,065	14,919	$26,389	$14,209	$40,598

    (a)
    Based on achievement of defined performance goals under the 2007 Incentive Bonus Plan. This amount represents the charge to compensation expense that the Corporation recognized in fiscal year 2007.

    (b)
    The "Value of Shares Delivered" column is the product of the number of shares delivered and $1.77, the price of the Common Stock on March 25, 2008, the date the Compensation Committee approved the grants.

    (c)
    Pursuant to FAS 123(R) the Corporation recognized as compensation expense, in the second quarter of fiscal 2008, the difference between the bonus earned and the total bonus, which represents the actual value the employee received.

    (d)
    Pursuant to FAS 123(R) the Corporation recognized as compensation expense, in the second quarter of fiscal 2008, the difference between the bonus earned and the total bonus, which represents the actual value the employee received.

(8)
2008 non-equity incentive plan compensation represents cash payouts under the 2008 Incentive Bonus Plan for Senior Management. The amount earned was based on achievement of defined performance goals for all participants. The 2008 Incentive Bonus Plan is discussed on page 16.

        Outstanding Equity Awards at Fiscal Year-End.    The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)						Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
							Market Value of Shares or Units of Stock That Have Not Vested ($)
						Number of Shares or Units of Stock That Have Not Vested (#)
				Option Exercise Price ($)
					Option Expiration Date(2)
Name	Exercisable	Unexercisable
Charles S. Rhoades	—	4,796,020	—	$1.9000	5/01/2018	—	—	—	—
David B. Eisenhaure	100,000	—	—	$17.563	4/14/2010
	100,000	—	—	$9.2500	4/5/2011
	125,000	—	—	$1.5700	6/21/2015
Daniel Gladkowski	5,000	—	—	$5.6875	1/12/2009	—	—	—	—
	15,000	—	—	$8.0630	8/27/2009	—	—	—	—
	10,000	—	—	$5.2600	2/2/2012	—	—	—	—
	10,000	—	—	$0.6300	7/4/2013	—	—	—	—
	5,000	—	—	$2.0500	10/18/2014	—	—	—	—
	10,000	—	—	$2.0200	10/19/2014	—	—	—	—
	28,500	—	—	$1.6200	3/16/2015	—	—	—	—
	37,500	12,500	—	$2.9500	5/7/2016	—	—	—	—
	15,000	15,000	—	$1.3800	11/3/2017	—	—	—	—
	—	123,521	—	$2.4600	6/29/2018	—	—	—	—
	—	26,479	—	$2.4600	6/29/2018	—	—	—	—
Leo Casey	10,000	—	—	$5.2600	2/2/2012	—	—	—	—
	30,000	—	—	$5.2600	2/2/2012	—	—	—	—
	4	—	—	$0.6300	7/4/2013	—	—	—	—
	4,996	—	—	$0.6300	7/4/2013	—	—	—	—
	41,236	—	—	$2.0500	10/18/2014	—	—	—	—
	38,764	—	—	$2.0500	10/18/2014	—	—	—	—
	10,000	—	—	$1.5500	3/27/2015	—	—	—	—
	7,500	2,500	—	$2.9500	5/7/2016	—	—	—	—
	25,000	25,000	—	$1.3800	11/3/2017	—	—	—	—
	—	145,578	—	$2.4600	6/29/2018	—	—	—	—
	—	259,422	—	$2.4600	6/29/2018	—	—	—	—
David E. O'Neil	8,000	—	—	$3.5000	4/22/2012
	10,000	—	—	$0.6300	7/7/2013
	30,000	—	—	$1.9000	9/22/2014
	19,780	—	—	$1.8200	2/1/2015
	5,220	—	—	$1.8200	2/1/2015
	25,000	—	—	$1.6200	3/18/2015
	2,000	—	—	$3.5000	4/22/2012
	50,000	—	—	$2.9500	5/10/2016
	30,000	—	—	$1.3800	11/6/2017
William J. O'Donnell	25,000	—	—	$1.38	11/6/2017
	5,000	—	—	$1.38	11/6/2017
	50,000	—	—	$2.95	5/10/2016
	60,000	—	—	$1.97	9/29/2015
	15,013	—	—	$1.37	6/3/2015
	9,987	—	—	$1.37	6/3/2015
	32,500	—	—	$1.62	3/18/2015
	20,000	—	—	$0.41	8/11/2013
	10,000	—	—	$0.63	7/7/2013
	5,000	—	—	$5.26	2/4/2012
	2,500	—	—	$9.20	7/25/2011
	2,500	—	—	$12.61	1/12/2011
	2,500	—	—	$8.06	8/30/2009

(1)
Unless otherwise noted, options become exercisable 25% on the date of grant and 75% vesting in equal annual installments over the four-year period from the date of grant.

(2)
Unless otherwise noted, the expiration date of each option occurs ten years after the date of grant of such option.

Narrative Discussion of Compensation Components for Executive Officers

        Base Salary.    Annually, the Compensation Committee reviews the individual salaries of the Corporation's executive officers. The base salary for each executive is based on consideration of median pay for the Corporation's peer group and internal factors, such as the individual's experience, skills and performance, and the pay of other members of the executive team. The Corporation considers market median pay levels among individuals in comparable positions with transferable skills within the Alternative Energy and Distributed Power market sectors and comparable technology-based companies. When determining the base salary of any executive, the Corporation also considers business requirements for certain skill sets, individual experience, and the responsibilities of the executive and other factors. It is the Corporation's belief that a competitive base salary is necessary to attract and subsequently retain a management team with the requisite skills to lead the Corporation.

        Annual Incentive Bonus Plan.    For fiscal 2008, the Compensation Committee established a written Incentive Bonus Plan as a means of adding incentives towards achievement of specific performance goals for each functional area of the Corporation, which goals are key factors in the Corporation's success. Eligible participants were the CEO, the Vice Presidents of the Corporation and employees holding Director level or above titles. For 2008, these executive officers were eligible to receive cash bonuses conditional upon successful performance against specific performance goals and business criteria for each functional area of the Corporation. The Incentive Bonus Plan, which will be reviewed and revised on an annual basis, is an important component in the hiring of key executives. Additionally, it is an important mechanism in focusing executive's efforts and rewarding executive officers for annual operating results that help create value for the Corporation's shareholders.

        For the CEO, performance was based on overall corporate objectives, such as objectives related to the Corporation's focus and market position, growth, product/service quality, profitability and leadership team. With respect to operations, participants' performance was based on objectives related to business operating models, manufacturing and plant capacity, customer performance and long-term strategies. With respect to sales & marketing, participants' performance was based on objectives related to direct sales team organization, sales methodology, forecast methodology and customer relationship management systems, global business development and channels organization, branding initiatives and field services organization. With respect to engineering, participants' performance was based on objectives related to product quality, design processes and new products. With respect to finance, participants' performance was based on objectives related to management information, information systems, planning processes, financial operating models and control environment. With respect to administration, participants' performance was based on objectives related to compensation strategy, performance management systems, annual cash incentive programs, rewards programs, internet access, domain upgrades and help desk administration. The CEO could earn up to 60% of base salary upon attainment of 100% of target objectives. The other executive officers of the Corporation could earn up to 30% of base salary upon attainment of 100% of target objectives. The remaining participants (Director level employees) could earn up to 20% of base salary upon attainment of 100% of target objectives. Based on achievement of defined performance goals in 2008, in March 2009 the Corporation determined the following payouts of cash under the 2008 Incentive Bonus Plan: Mr. Rhoades ($160,800); Mr. DeGraff ($35,723); Mr. Casey ($60,021) and Mr. Gladkowski ($45,006).

        Long-term Equity Incentive Compensation/Stock Option Grant Practices.    The Corporation awards long-term incentive grants in the form of stock options to its executive officers, consistent with the practices of peer organizations. These awards are consistent with the Corporation's pay-for-performance principles and align the interests of the Corporation's executive officers to the interest of its shareholders. The Compensation Committee reviews and recommends to the Board of Directors the amount of each award to be granted to each executive officer and the Board of Directors approves each award.

        The Corporation's executive officers are eligible to receive annual awards of stock options, although an annual stock option grant is not guaranteed. Individual determinations are made by the Compensation Committee with respect to the frequency and number of stock options to be recommended to be granted to the executive officers. In making these determinations, the Compensation Committee consider performance relative to the strategic and financial objectives of the Corporation, the previous year's individual performance of each executive officer and the market pay level for the executive officer.

        In 2008, the Compensation Committee conducted an internal review of stock options held by the Corporation's executive officers. As a result of this internal equity review, the Compensation Committee recommended to the Board of Directors that the following individuals be granted a stock option award based upon position and responsibilities within the Corporation: Dr. Gladkowski (150,000 shares) and Mr. Casey (405,000 shares). The Board of Directors approved these grants on July 1, 2008 at a price of $2.46 per share with one quarter of the shares vesting upon the grants first anniversary and the balance of the shares vesting in equal quarterly installments over a three-year period.

        The Corporation also awards long-term incentive grants in the form of stock options to key new hires. The initial grant of stock options typically vest over a four-year period. The exercise price of these options are at the fair market value of the Corporation's Common Stock on the date the options are granted which is the closing price of the stock on the date of grant or, if later, the date of hire.

        As an inducement to his joining the Corporation as President and Chief Executive Officer, the Corporation granted Mr. Rhoades an option to acquire 4,796,020 shares of the Common Stock at a price per share equal to $1.90, the closing price of the Common Stock on May 1, 2008, the date his employment commenced. The option vests over four years, with the first 25% vesting on May 1, 2009 and the balance vesting in equal quarterly installments over the following three years. The option was issued outside of the Corporation's 2005 Incentive Compensation Plan. The option expires immediately upon Mr. Rhoades' termination for cause, 90 days after Mr. Rhoades resigns and one year after Mr. Rhoades' employment terminates without cause or as a result of his death, disability or constructive termination. In addition, if a "change of control" transaction occurs while Mr. Rhoades is employed by the Corporation, all unvested shares under the option will vest and he will be afforded the right to exercise his option at or prior to the closing of the change of control transaction. If he chooses not to exercise, his option will be accorded the same treatment in the change of control transaction as are options outstanding under the 2005 Incentive Compensation Plan.

        The Board of Directors has authorized the CEO to grant stock options to key non-executive employees in accordance with established guidelines, provided that the maximum number of shares subject to such stock options for any one recipient does not exceed 50,000 shares in one year. The CEO, upon recommendation from each department leader, annually reviews these recommendations and makes a determination as to the appropriateness of grants to key employees in any given fiscal year.

        The Corporation expects that it will continue to provide key new employees with initial option grants in 2009 to provide long-term compensation incentives and the Corporation will continue to rely on performance-based and retention grants to key employees.

  Benefits

        The Corporation provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

  •
  Health and dental insurance;

  •
  Life Insurance;

  •
  Short and long-term disability; and

  •
  401(k) Plan in the US and a Registered Retirement Savings Plan in Canada.

        These benefits are consistent with those offered by other companies and specifically with those companies with which the Corporation competes for employees.

  Employment Contracts, Termination of Employment and Change-in-Control Arrangements.

        In connection with his joining the Corporation, Mr. Rhoades and the Corporation entered into an Employment Offer Letter that provides for an annual salary of $400,000, standard medical and other employment benefits and an annual cash bonus award of up to 60% of Mr. Rhoades annual salary based upon the achievement of established performance metrics. If Mr. Rhoades' employment is terminated by the Corporation without cause or is constructively terminated within one year following a "change of control" transaction, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation.

        The Corporation had employee agreements with each of Mr. Eisenhaure and Mr. O'Neil. Mr. Eisenhaure served as President and Chief Executive Officer until Mr. Rhoades was appointed to those roles on May 1, 2008, at which time Mr. Eisenhaure became "Chairman Emeritus" and his annual base salary was reduced from $300,000 to $250,000. Mr. Eisenhaure served in this role until March 1, 2009. He continues to serve as a director. In accordance with his employment agreement, as amended, (i) Mr. Eisenhaure will be entitled to his base salary for the one-year period immediately following the effective date of such termination, (ii) the Corporation will provide Mr. Eisenhaure and his spouse with COBRA health coverage (at his expense) for the 18-month period following such termination, (iii) the Corporation will arrange for the transfer to Mr. Eisenhaure or his designee of the $1,000,000 face amount insurance policy currently paid for by the Corporation, with the Corporation paying all premiums until the date of such transfer and thereafter Mr. Eisenhaure paying all premiums and (iv) any stock options held by Mr. Eisenhaure will continue to be exercisable for 2 years following the date he ceases to be a director (or, if earlier, until their original expiration date).

        Mr. O'Neil served as the Corporation's principal financial officer until June 2008, at which time he became a Vice President, with such duties as the Corporation's Chief Executive Officer or Board of Directors may from time to time assign to him. Initially, Mr. O'Neil was responsible for the Corporation's motor manufacturing and hybrid electric vehicle divisions, as well as the Corporation's SatCon Electronics subsidiary. These divisions were sold in the third quarter of 2008, and Mr. O'Neil's employment terminated in November 2008. In accordance with his employment agreement, as amended, (i) the Corporation is required to pay Mr. O'Neil his base salary over the twelve month period following the effectiveness of such termination, (ii) following such termination, Mr. O'Neil's unvested stock options will immediately vest and he will be able to exercise all previously granted options for two years thereafter, and (iii) the Corporation will continue to maintain health and dental benefits for Mr. O'Neil for one year thereafter. Mr. O'Neil has also agreed to maintain the confidentiality of the Corporation's confidential information and not to compete with the Corporation for a period of one year after termination of employment.

        Director Compensation.    The following table sets forth information regarding the compensation of the Corporation's non-employee directors during fiscal year 2008.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
John M. Carroll	$20,000	—	$43,858	—	—	—	$63,858
Philip J. Deutch	$17,500	—	$32,893	—	—	—	$50,393
James J. Kirtley, Jr.	$19,000	—	$27,411	—	—	$1,313	$47,724
David J. Prend	$18,500	—	$40,203	—	—	—	$58,703
Robert G. Schoenberger	$18,500	—	$36,548	—	—	—	$55,048
Daniel R. Dwight	$20,500	—	$49,340	—	—	—	$69,840

(1)
Mr. Rhoades and Mr. Eisenhaure are not included in this table as both were employees of the Corporation during 2008 and accordingly received no compensation for their services as directors. The compensation received by both Mr. Rhoades and Mr. Eisenhaure as employees are shown in the Summary Compensation Table above. Each non-employee director of the Corporation receives a quarterly retainer of $2,500 for their service on the board. In addition, each non-employee director receives $1,000 for on-site board meetings attended or $500 for meetings held via teleconference. In addition, each non-employee board member is reimbursed for their out-of-pocket costs incurred to attend any board meetings.

(2)
Represents amounts paid by the Corporation to Dr. Kirtley for engineering services.

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) from awards granted in 2008. Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal 2008 filed on March 12, 2009 for the relevant assumptions used to determine the valuation of option awards. Options awards granted to non-employee directors during 2008 had the following grant date fair value computed in accordance with FAS 123(R):

Name	Date of Award	Number of Shares underlying Award (#)	Vesting Term	Grant Date Fair Value ($)	Total Value of Awards ($)
John M. Carroll	6/10/2008	24,000	Upon Grant	$43,858	$43,858
Philip J. Deutch	6/10/2008	18,000	Upon Grant	$32,893	$32,893
James J. Kirtley, Jr.	6/10/2008	15,000	Upon Grant	$27,411	$27,411
David J. Prend	6/10/2008	22,000	Upon Grant	$40,203	$40,203
Robert G. Schoenberger	6/10/2008	20,000	Upon Grant	$36,548	$36,548
Daniel R. Dwight	6/10/2008	27,000	Upon Grant	$49,340	$49,340

        On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation's stockholders, the Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a non-statutory stock option to purchase 15,000 shares of Common Stock on the date of his or her initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director who is serving on the Audit Committee will be granted a non-statutory stock option to purchase an additional 5,000 shares of Common Stock, (b) each outside director who is serving on the Compensation Committee will be granted a non-statutory stock option to purchase an additional 3,000 shares of Common Stock and (c) each outside director who is serving on the Corporate Governance and Nominating Committee will be granted a non-statutory stock option to purchase an additional 4,000 shares of Common Stock. All non-statutory stock options granted under the director stock option program will be immediately exercisable (unless otherwise determined by the Compensation Committee) and will have exercise prices equal to the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant.

        As of December 31, 2008, each non-employee director had the following number of options outstanding:

Non-Employee Director	# of Options Outstanding
Mr. Carroll	226,000
Mr. Deutch	36,000
Dr. Kirtley	153,300
Mr. Prend	41,000
Mr. Schoenberger	35,000
Mr. Dwight	81,000

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under the Corporation's equity compensation plans as of December 31, 2008.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	5,330,976		$2.77	10,772,276	(1)
Equity compensation plans not approved by security holders	4,817,020	(2)	$1.97	—

Total	10,147,996		$2.41	10,772,276	(1)

(1)
Includes 239,572 shares of Common Stock issuable under the Corporation's 1999 Stock Incentive Plan, 117,300 shares of Common Stock issuable under the Corporation's 2000 Stock Incentive Plan, 194,500 shares of Common Stock issuable under the Corporation's 2002 Stock Incentive Plan and 10,220,904 shares of Common Stock issuable under the Corporation's 2005 Incentive Compensation Plan.

(2)
Consists of (i) 21,000 shares of Common Stock issuable upon exercise of option grants issued outside of existing stock option plans to non-executive employees and (ii) 4,796,020 shares of Common Stock issuable upon exercise of an option granted outside of existing stock option plans to Mr. Rhoades as an inducement to his joining the Corporation as President and Chief Executive Officer in May 2008. The non-executive employee options were issued on January 19, 2000 at an exercise price of $17.563 per share and expire on January 19, 2010. The right to exercise these options vested in equal annual installments over the four-year period from the date of initial grant. These options must be exercised within 90 days after an employee's termination or they expire. The other terms of these options are substantially similar to those of non-statutory stock options issued under the Corporation's shareholder-approved 1999 Stock Incentive Plan. The terms of Mr. Rhoades' option are described above under "Narrative Discussion of Compensation Components for Executive Officers—Long-term Equity Incentive Compensation/Stock Option Grant Practices."

 AUDIT COMMITTEE REPORT

        In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for fiscal 2008, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with Vitale, Caturano & Company, P.C., the Corporation's independent public accountants for fiscal 2008, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and (iii) received the written disclosures and the letter from Vitale, Caturano & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Vitale, Caturano & Company's communications with the Audit Committee concerning independence, and discussed the independence of Vitale, Caturano & Company with Vitale, Caturano & Company. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for fiscal 2008.

AUDIT COMMITTEE
JOHN M. CARROLL, Chairman ROBERT SCHOENBERGER DANIEL R. DWIGHT

INDEPENDENT PUBLIC ACCOUNTANTS

        Vitale, Caturano & Company, P.C. (to be known as Caturano and Company, P.C. effective May 1, 2009) ("Caturano") served as the Corporation's independent public accountants for the year ended December 31, 2008.

        On March 26, 2009, the Audit Committee selected Caturano to act as the Corporation's independent public accountants for the year ended December 31, 2009.

        A representative of Caturano is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Audit Fees

        Caturano billed fees of $599,571 for professional services rendered for the audit of the Corporation's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008, June 28, 2008 and September 27, 2008, consents issued for various registration statements and out-of-pocket expenses and administrative fees.

        Caturano billed fees of $295,681 for professional services rendered for the audit of the Corporation's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 29, 2007, consents issued for various registration statements and out-of-pocket expenses and administrative fees.

Audit-Related Fees

        During fiscal 2008, Caturano billed $3,605 for audit-related fees. During fiscal 2007, Caturano billed $9,500 related to audit-related fees.

Tax Fees

        Caturano billed fees of $39,000 and $78,000 during the year ended December 31, 2008 and 2007, respectively, for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

        Caturano did not bill the Corporation for any other professional services in the year ended December 31, 2008 and 2007.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee annually considers and selects the Corporation's independent public accountants. On March 26, 2009, the Audit Committee selected Vitale, Caturano & Company, P.C. (to be known as Caturano and Company, P.C. effective May 1, 2009) ("Caturano") to act as the Corporation's independent public accountants for the year ended December 31, 2009.

        The persons named in the enclosed Proxy will vote to ratify the selection of Caturano as independent public accountants for the year ending December 31, 2009 unless otherwise directed by the stockholders. Stockholder ratification of Caturano as the Corporation's independent public accountants is not required by the Corporation's bylaws or otherwise. However, the Corporation is submitting the selection of Caturano to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Caturano as the Corporation's independent public accountants, the Audit Committee will reconsider the selection of such independent public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interest of the Corporation and its stockholders.

 STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board should direct their communications to: Corporate Secretary, Satcon Technology Corporation, 27 Drydock Avenue, Boston, MA 02210. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Corporate Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Corporate Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

        The Corporation believes that it is important for and encourages the members of the Board of Directors to attend Annual Meetings of Stockholders. Last year, five members of the Board of Directors attended the 2008 Annual Meeting of Stockholders.

OTHER MATTERS

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

        The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

        Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

 STOCKHOLDER PROPOSALS

        In order to be included in Proxy material for the 2010 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation at its offices, 27 Drydock Avenue, Boston, Massachusetts 02210 on or before December 31, 2009. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

        If a stockholder of the Corporation wishes to present a proposal before the 2010 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by March 16, 2010. If a stockholder fails to provide timely notice of a proposal to be presented at the 2010 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Daniel E. Gladkowski Secretary
Boston, Massachusetts April 30, 2009

        THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES

 Appendix A—PROXY CARD

Satcon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

Dear Stockholder:

        Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

        Thank you in advance for your prompt consideration of these matters.

Satcon Technology Corporation
27 Drydock Avenue, Boston, Massachusetts 02210

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The undersigned, revoking all prior proxies, hereby appoint(s) Charles S. Rhoades and Daniel Gladkowski, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Satcon Technology Corporation ("Satcon") held of record by the undersigned on April 22, 2009 at the Annual Meeting of Stockholders to be held on June 9, 2009 at 10:00 a.m. at the offices of Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210. The undersigned hereby directs the said Charles S. Rhoades and Daniel Gladkowski to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

Satcon Technology Corporation

June 9, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2009:

The Proxy Statement and 2008 Annual Report to Stockholders are available at http://investor.satcon.com/financials.cfm

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/ Please detach along perforated line and mail in the envelope provided. /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect three (3) Class III directors for the ensuing three years.

Nominees
☐	FOR ALL NOMINEES	O	Daniel R. Dwight
		O	David J. Prend
		O	Charles S. Rhoades
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Vitale, Caturano & Company, P.C. (to be known as Caturano and Company, P.C. effective May 1, 2009) as independent public accountants for the Corporation for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
DIRECTOR COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
  Appendix A—PROXY CARD